Exhibit 99.1

Majesco Announces Fiscal 2016 First Quarter Financial Results

Results Reflect Growing Momentum from Organic Operations
and Agile and Cover-All Synergies

New York, New York – August 4, 2015 - Majesco, a global provider of software, consulting and services for insurance business transformation, today announced its financial results for the fiscal 2016 first quarter ended June 30, 2015.

“Fiscal 2016 has started with strong momentum in the first quarter as we achieved strong revenue growth, announced several new customer wins, completed the Cover-All Technologies Inc. merger, and listed our stock on the NYSE-MKT,” commented Ketan Mehta, CEO and Co-Founder.

Mr. Mehta continued, “I am excited about our long-term potential and see significant opportunities as we work on further integrating Cover-All and Majesco. Our strong product and service offerings position the Company to be a dominant player in our core insurance market. We have developed an aggressive business plan focused on achieving annual revenues of $200 million to $225 million and EBITDA margins of 12% to 14%  within the next three years. The first quarter’s growth in our customer base, new contracts, and revenues demonstrates that our products and services are being well received, merger is compelling to the market, and results in line with our growth plan. Throughout the year we will make significant investments in sales, marketing and product development to build on this momentum and grow our global market share.”

Reconciliation tables of EBITDA and Adjusted EBITDA as used in this press release to GAAP are included in the financial section of this press release.

“I am pleased with the number of new client additions we were able to achieve this quarter, four of which came from Cover-All after our merger was announced, highlighting the market’s confidence in our combined company. Seven wins is an unusually large amount for a 90 day period given that our business and our market are characterized by a long sales cycle and timing of new contracts is complex. What was particularly exciting is that three of the seven wins were with Tier one insurers. In addition, we had our first win in the U.S. market for Majesco Distribution Management that adds to a strong installed customer base in the Asia Pacific market, and we experienced expanding sales in our data, digital and cloud solutions,” further commented Mr. Mehta.

“Based on our pipeline, we continue to see strong interest from new and existing clients for our P&C Suite, our L&A and Group Policy, our Business Intelligence / Analytics solution, and our data, digital and cloud services. Our first quarter results and pipeline of customer activity highlights the tremendous value of our diverse solution portfolio and our long-term client relationships,” concluded Mr. Mehta.

First Quarter Highlights

Revenue

•	Revenue increased 37.2% to $23.2 million and included $2.3 million of revenues from the business of Agile Technologies which was acquired in January 2015, compared to $16.9 million for the quarter ended June 30, 2014.

Profitability

•	Adjusted EBITDA was $1.2 million (5.2% of revenue), compared to Adjusted EBITDA loss of ($1.3) million (-7.6% of revenue) in the quarter ended June 30, 2014. The increase was due to higher gross margins during the quarter and the adverse impact of a project in the corresponding quarter of the previous year.

•	Net income was $82,000, or $0.00 per diluted share compared to a net loss of $862,000, or $0.03 per share for the quarter ended June 30, 2014.

Balance Sheet

•	Majesco had cash and cash equivalents of $9.3 million at June 30, 2015, compared to $6.5 million at March 31, 2015. Total debt at June 30, 2015 was $11.5 million, compared to $3.0 million at March 31, 2015.

Operating Highlights

•	The merger of Cover-All with Majesco was completed effective June 26, 2015. During the first quarter ended June 30, 2015, Majesco’s results included four days of operations of Cover-All with revenue amounting to $0.2 million and profits before tax of $0.01 million.

•	The total number of new client wins during the quarter was seven for the quarter, highlighting growing momentum.

•	12-month backlog at June 30, 2015 was $63.3 million compared to $48.5 million at March 31, 2015.

•	Expanded cloud service offerings from private cloud, which currently serves over 27 customers, to public cloud via the IBM Cloud for the entire portfolio of property and casualty (P&C) insurance software products. Majesco Billing, which supports both P&C and life and annuity (L&A) lines of business, is included in this launch, offering a unique customer-centric cloud based billing option for the industry.

•	Society Insurance went live with Cover-All Policy and a Tier two insurer went live with Majesco Billing.

Conference Call and Webcast Information

Management of Majesco will conduct a live teleconference to discuss Majesco’s fiscal 2016 first quarter financial results at 4:30 p.m. ET today. Anyone interested in participating should call 888-510-1786 if calling from the U.S., or 719-457-2648 if calling internationally. A replay will be available until August 18, 2015, which can be accessed by calling 877-870-5176 within the U.S. and 858-384-5517 if calling internationally. Please use passcode 8622789 to access the replay.

In addition, the call will be webcast and will be available on the Company’s website at www.majesco.com or by visiting http.//public.viavid.com/index.php?id=115306.

Use of Non-GAAP Financial Measures

In evaluating our business, we consider and use EBITDA as a supplemental measure of operating performance. We define EBITDA as earnings before interest, taxes, depreciation and amortization. We present EBITDA because we believe it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance. We define Adjusted EBITDA as EBITDA before one-time non-recurring one-time costs related to the merger with Cover-All Technologies and the listing of the Majesco common stock on the NYSE-MKT in connection with the merger and an one-time provision for reversal of accrued revenue in respect of a project in the India Asia Pacific geography which could potentially be terminated by a client.

The terms EBITDA and Adjusted EBITDA are not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and are not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. EBITDA and Adjusted EBITDA have limitations as an analytical tool, and when assessing Majesco’s operating performance, investors should not consider EBITDA or Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, EBITDA and Adjusted EBITDA do not reflect our actual cash expenditures. Other companies may calculate similar measures differently than Majesco, limiting their usefulness as comparative tools. We compensate for these limitations by relying on U.S. GAAP results and using EBITDA and Adjusted EBITDA only supplementally.

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in Majesco’s reports that it files from time to time with the Securities and Exchange Commission and which you should review, including those statements under “Item 1A – Risk Factors” in Majesco’s Annual Report on Form 10-K for the year ended March 31, 2015.

Important factors that could cause actual results to differ materially from those described in forward-looking statements contained in this press release include, but are not limited to: integration risks;

changes in economic conditions, political conditions, trade protection measures, licensing requirements and tax matters; technology development risks; intellectual property rights risks; competition risks; additional scrutiny and increased expenses as a result of being a public company; the financial condition, financing requirements, prospects and cash flow of Majesco; loss of strategic relationships; changes in laws or regulations affecting the insurance industry in particular; restrictions on immigration; the ability and cost of retaining and recruiting key personnel; the ability to attract new clients and retain them and the risk of loss of large customers; continued compliance with evolving laws; customer data and cybersecurity risk; and Majesco’s ability to raise capital to fund future growth.

These forward-looking statements should not be relied upon as predictions of future events and Majesco cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward-looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by Majesco or any other person that we will achieve our objectives and plans in any specified timeframe, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. Majesco disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law.

Majesco Contacts:

Corporate Contact	Investor & Media Contact
Ann Massey	SM Berger & Co
SVP-Finance	Andrew Berger
(973) 461-5190	(216) 464-6400
ann.massey@majesco.com	andrew@smberger.com

Majesco and Subsidiaries

Consolidated Statements of Operations (Unaudited)

(All amounts are in thousands of US Dollars except per share data and as stated otherwise)

	Three Months ended June 30,
	2015	2014
Revenue	$23,163		$16,882
Cost of revenue	12,107		10,405
Gross profit	$11,056		$6,477

Operating expenses
Research and development expenses	$3,151		$2,792
Selling, general and administrative expenses	7,586		5,980
Restructuring costs	228		-
Total operating expenses	$10,965		$8,772

Income/(Loss) from operations	$91		$(2,295)
Interest income	10		—
Interest expense	(55)		(34)
Other income (expenses),net	136		321
Income /(Loss) before provision for income taxes	$182		$(2,008)
(Benefit)/Provision for income taxes	100		(1,146)
Net Income/(Loss)	$82		$(862)
Net Income/(Loss) Attributable to Non-controlling interests	$-	$
Net Income/(Loss) Attributable to Majesco	82		(874)
	$82		$(862)
Earnings per share:
Basic	$0.00		$(0.03)
Diluted	$0.00		$(0.03)

Weighted average number of common shares outstanding
Basic	30,836,171		30,575,000
Diluted	30,951,441		30,575,000

Majesco and Subsidiaries

Consolidated Balance Sheets (Unaudited)

(All amounts are in thousands of US Dollars except per share data and as stated otherwise)

	June 30, 2015	March 31, 2015
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$9,266	$6,262
Short term investments	-	270
Restricted cash	305	305
Accounts receivables, net	15,115	7,758
Unbilled accounts receivable	4,411	5,615
Deferred income tax assets	1,538	2,168
Prepaid expenses and other current assets	4,814	2,911
Total current assets	35,449	25,289
Property and equipment, net	1,785	1,173
Intangible assets, net	12,549	3,434
Deferred income tax assets	2,307	2,182
Other assets	459	271
Goodwill	32,666	14,196
Total Assets	$85,215	$46,545

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Capital lease obligation	$306	$17
Loan from bank	8,501	1,470-
Accounts payable	2,569	442
Accrued expenses and other liabilities
Related Parties	3,457	3,520
Others	9,470	8,739
Deferred revenue	5,462	4,826
Total current liabilities	29,765	19,014
Capital lease obligation, net of current portion	30	31
Term loan- bank	3,000	3,000
Other	3,609	3,944
Total Liabilities	$36,404	$25,989

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.002 per share – 50,000,000 shares authorized as of June 30, 2015 and March 31, 2015, NIL shares issued and outstanding as of June 30, 2015 and March 31, 2015	-	-
Common stock, par value $0.002 per share – 450,000,000 shares authorized as of June 30, 2015 and March 31, 2015, 36,451,357 shares issued and outstanding as of June 30, 2015 and 30,575,000 as of March 31, 2015	$73	$61
Additional paid-in capital	68,802	39,049
Accumulated deficit	(21,410)	(20,798)
Accumulated other comprehensive income	1,346	2,244
Total equity of common stockholder	48,811	20,556
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$85,215	$46,545

Majesco and Subsidiaries

Reconciliation of U.S. GAAP Net Income to EBITDA and Adjusted EBITDA

(Unaudited)

	Three Months Ended June 30,
(U.S. dollars; in thousands):	2015	2014
Net Income (Loss)	$82	$(862)

Add:
Provision (benefit) for income taxes	100	(1,146)
Depreciation and amortization	883	1,012
Interest expense	55	33

Less:
Interest income	10	-
Other income (expenses), net	136	321
EBITDA	$974	$(1,284)

Add:
One-Time Costs	228	-
Adjusted EBITDA	$1,202	$(1,284)

Revenue	23,163	16,882
Adjusted EBITDA as a % of Revenue	5.2%	(7.6%)

Majesco and Subsidiaries

Reconciliation of Selected U.S. GAAP Measures to Non-U.S. GAAP Measures

(Unaudited)

	Three Months Ended June 30,
(U.S. dollars; in thousands):	2015	2014
Net Income (Loss)	$82	$(862)

Restructuring Costs(1)	23	-
Total One-Time Costs	$23	-
Adjusted Net Income	$105	(862)

Adjusted Earnings (Loss) per Common Share:
Basic	$0.00	$(0.03)
Diluted	$0.00	$(0.03)

(1)Costs related to the merger with Cover-All Technologies and the listing of the Majesco common stock on the NYSE-MKT in connection with the merger.

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